RESTATED ARTICLES OF INCORPORATION

          For use by Domestic Profit Corporations

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following
Articles:


1.       The present  name  of  the  Company  is:  Douglas &
Lomason Company

2.       The Company identification  number  assigned by the
Bureau is:   060-765

3.       All former names of the Company are:  None

4.       The  date  of  filing   the  original  Articles  of
Incorporation was:  October 9, 1902



         The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the Company:


                         ARTICLE I

The name of the Company is:

         Douglas & Lomason Company


                        ARTICLE II

The purpose or purposes for which the Company is formed are:

To buy, sell, manufacture all kinds of automobile parts, machinery, automotive body ornamentation of every kind, nature or description; to manufacture, buy, sell and deal in pressure vessels, metal containers, packaging machinery, truck bodies, and any and all products of metal or any other type of material; to acquire or use, convey, sell, rent, lease, mortgage, pledge and deal in property, real, personal or mixed, or any interest therein. In general, to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.


                        ARTICLE III

         The total number of shares of all classes of stock which the Company shall have authority to issue is as follows:

         (A) 500,000 shares of Preferred Stock without par value (Preferred Stock); and

         (B) 10,000,000 shares of Common Stock of the par value of $2.00 per share (Common Stock).


         The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

                          PART I
                      PREFERRED STOCK

         1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and for such consideration or considerations as the Board of Directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, all except as otherwise required by law or these Articles of Incorporation, and including but without limiting the generality of the foregoing, the following:




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




              (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

              (b) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

              (c)  Whether the shares  of  such series shall
be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the
Company or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

              (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Company, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

              (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

              (f) Whether the shares of such series shall be convertible into or exchangeable for shares of any other




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




class or of any other series of any class of capital stock or other securities of the Company, or the securities of any other corporation or entity, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

              (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger or consolidation or other transaction of the Company, or upon any other matter, including without limitation the election of one or more additional directors of the Company in case of dividend arrearages or other specified events.

              (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

              (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

         2. All shares of Preferred Stock of any one series shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

         3. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Company, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.






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




                          PART II
                       COMMON STOCK

         1. Except as otherwise required by law or by these Articles of Incorporation, each holder of Common Stock shall have one vote for each share of Common Stock held by the holder on all matters voted upon by the holders of Common Stock.

         2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         3. In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the Company and the amounts to which the holders of any Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Company.


                        ARTICLE IV

1.  The address of the current registered office is:

    24600 Hallwood Court, Farmington Hills, Michigan 48018

2.  The name of the current resident agent is:

         Harry A. Lomason II

                         ARTICLE V

         The term of the corporate existence is perpetual.

                        ARTICLE VI

         (A) Except as set forth in paragraph (B) of this Article, the affirmative vote or consent of the holders of not less than 80 percent of all shares of stock of this company (the "Company") entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required:

              (1)  To  adopt  any   agreement   for,  or  to



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




approve, the merger or consolidation of the Company or any subsidiary (as hereinafter defined) with or into any other person (as hereinafter defined), or

              (2) To authorize any sale, lease, transfer, exchange, mortgage, pledge or other disposition to any other person of all or substantially all of the assets of the Company or any subsidiary, or

              (3) To authorize the issuance or transfer by the Company or any subsidiary of any voting securities of the Company or any subsidiary in exchange or payment for the securities or assets of any other person, if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, such other person is, or at any time within the preceding twelve months has been, the beneficial owner (as hereinafter defined) of 5 percent or more of the outstanding shares of stock of the Company entitled to vote in elections of directors. If such other person is not, and has not been, a 5 percent beneficial owner, the provisions of this paragraph (A) shall not apply, and the provisions of Michigan law shall apply.

         (B)  The  provisions  of   paragraph  (A)  of  this
Article shall not apply, and the provisions of Michigan law shall apply, to any transaction referred to in paragraph (A) of this Article if:

              (1) Prior to the time that such person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Company entitled to vote in elections of directors, a majority of the directors of the Company shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, or

              (2) Subsequent to the time such person became the beneficial owner of 5 percent or more of the outstanding shares of stock of the Company entitled to vote in elections of directors, a majority of the continuing directors of the Company (as hereinafter defined) shall have approved such transaction, or

              (3) Such transaction is with a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Company and/or any subsidiary.




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




         (C) The affirmative vote or consent of the holders of not less than 80 percent of the outstanding shares of stock of the Company entitled to vote in elections of directors, voting for purposes of this Article as one class, shall be required for the adoption of any plan for the dissolution of the Company if the Board of Directors shall not have, by resolution, recommended to the shareholders the adoption of such plan for dissolution of the Company. If the Board of Directors shall have so recommended to the shareholders such plan for dissolution of the Company, the provisions of Michigan law shall apply.

         (D)  For purposes of this Article:

              (1) Any specified person shall be deemed to be the beneficial owner of shares of stock of the Company
(a) which such specified person or any affiliates or associates of such person (as such terms are hereinafter defined) owns, in whole or in part, directly or indirectly, whether of record or not, (b) which such specified person or any affiliates or associates of such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (c) which are beneficially owned, directly or indirectly
(including shares deemed owned through application of clauses (a) and (b) above), by any other person with which such specified person or any affiliates or associates of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Company.

              (2) an "affiliate" or "associate" are defined as set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of adoption of this Article by the shareholders of the Company;

              (3) a "continuing director" shall mean and include a person who was a member of the Board of Directors of the Company on the date of adoption of this Article by the shareholders of the Company, or a person who was thereafter elected a director of the Company by the shareholders prior to the time that such person acquired a 5 percent stock ownership, or a person recommended by a majority of the then continuing directors in office to succeed a continuing director;

              (4) a "person" is any individual, corporation or other entity;

              (5)  a  "subsidiary"  is  any  corporation  at



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




least 50 percent of the voting securities of which are owned, directly or indirectly, by the Company;

         (E) For purposes of determining whether a person owns beneficially 5 percent or more of the outstanding shares of stock of the Company entitled to vote in elections of directors, the outstanding shares of stock of the Company shall include shares deemed owned through application of clauses (a), (b), or (c) of paragraph (D)(1) above but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

         (F) A majority of the continuing directors of the Board shall have the power and duty to determine for the purposes of this Article, on the basis of information known to the Company, whether (a) such person beneficially owns 5 percent or more of the outstanding shares of stock of the Company entitled to vote in elections of directors, (b) a person is an "affiliate" or "associate" (as defined above) of the person, and (c) the memorandum of understanding referred to above is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.

         (G) The shareholders of the Company shall be entitled to statutory appraisal rights to the maximum extent permissible under the provisions of Michigan law, notwithstanding any exception otherwise provided therein, with respect to any transaction described in paragraph (A) of this Article VI which requires the affirmative vote of the holders of not less than 80 percent of all shares of stock of the Company entitled to vote in elections of directors pursuant to the provisions of said paragraph (A).


                        ARTICLE VII

         Notwithstanding  any  other   provisions  of  these
Articles of Incorporation:

         (A) No amendment of these Articles of Incorporation shall alter, amend, modify or repeal any or all of the provisions of Article VI or this Article VII of these Articles of Incorporation unless so adopted by the affirmative vote or consent of the holders of not less than 80 percent of the outstanding shares of stock of the Company entitled to vote in elections of directors, voting for purposes of this Article as one class; and

         (B)  The By-Laws of the  Company shall not be made,



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




altered, amended, supplemented or repealed by the shareholders of the Company except by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of stock of the Company entitled to vote in elections of directors, voting for purposes of this Article as one class. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter, amend, supplement or repeal any or all provisions of the By-Laws as provided therein.


                       ARTICLE VIII

         A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

         Any  repeal  or   modification   of  the  foregoing
paragraph by the shareholders of the Company shall not adversely affect any right or protection of a director of
the  Company  existing  at  the   time  of  such  repeal  or
modification.


















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




These Restated Articles of Incorporation were duly adopted on the 17th day of February, 1994, in accordance with the provisions of Section 642 of the Act and were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepency between those provisions and the provisions of these Restated Articles.


              Signed this 17th day of February, 1994.

              Douglas & Lomason Company


              By /s/ Harry A. Lomason II
                 ----------------------------------
                 Harry A. Lomason II
                 Chairman of the Board and President








      Name of Person or Organization Remitting Fees:

        Dickinson, Wright, Moon, VanDusen & Freeman


      Preparer's  Name and Business Telephone Number:

                   Verne C. Hampton, II
                      (313) 223-3500

















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